Exhibit 99.1

47 E Chicago Ave., # 332 Naperville, IL 60540-5360 +1.630.637.0315

NEWS RELEASE

FOR IMMEDIATE RELEASE

Broadwind  Names Jesse E. Collins

Executive Vice President & Chief Operating Officer

Move tightens focus on continuous operational improvement

NAPERVILLE, Ill., September 10, 2010—Broadwind Energy, Inc. (NASDAQ:BWEN) today announced that Jesse (Jess) E. Collins has been named executive vice president and chief operating officer of the Company, effective immediately. Collins, 44, is a wind industry veteran with more than 15 years of manufacturing and operations experience.

“In his new role with the Company, Jess will help Broadwind continue to advance our operational initiatives, especially continuous improvement across our platform of wind-focused companies,” said J. Cameron Drecoll, Broadwind CEO. “He has the vital skills and experience to help us prepare for the anticipated wind recovery.”

Collins said “I am delighted to expand my role at Broadwind and look forward to this opportunity to help position Broadwind for its next phase of growth.”

Collins was most recently group president at Broadwind, leading the Company’s wind turbine tower and logistics subsidiaries. He joined the Company in August 2008 as vice president of heavy manufacturing and transportation services. Prior to this, Collins was president of wind tower manufacturer Trinity Structural Towers, Inc. and previously served as president of Trinity Containers, LLC, the largest propane container manufacturer in North America. Collins began his career with Wayne, Pennsylvania-based Triumph Group, an aerospace flight control surface manufacturer.

Collins holds a Bachelor of Business Administration degree from the University of Texas at Arlington. He has been a member of both the American Wind Energy Association and the National Propane Gas Association.

The Company also named Paul Smith president of its Tower Tech Systems, Inc. subsidiary. Smith previously served as vice president and chief operating officer of Tower Tech. Prior to this, he managed the startup of a wind tower manufacturing facility in Ontario, Canada, for DMI Industries.

Collins added “Paul did an outstanding job bringing our state-of-the-art wind turbine tower plant in Abilene, Texas, online. We are pleased to promote him to this new position and look forward to his expanded contributions to our tower business.”

The Company also announced that Lars Moller, president of technology and international, has resigned to pursue other opportunities.

Drecoll concluded, “We are sorry to see Lars leave Broadwind. He helped shape the Company and played a key leadership role in Broadwind’s development over the last three years. We wish Lars all the best in his future endeavors.”

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About Broadwind Energy, Inc.

Broadwind Energy, Inc., based in Naperville, Illinois, provides technologically advanced high-value products and services to the U.S. wind energy industry. Broadwind’s product and service portfolio provides customers, including wind turbine manufacturers, wind farm developers and wind farm operators, with access to a broad array of wind component and service offerings. These product and service offerings include wind turbine gearing systems, wind turbine structural towers, industrial products, technical services, Precision Repair and Engineering services, and logistics. For more information on Broadwind Energy, please visit http://www.bwen.com

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding its operations and the business of its customers; the sufficiency of the Company’s working capital; and the Company’s expectations regarding the state of the wind energy market generally, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA & INVESTOR CONTACT

John Segvich, +1.630.637.0315, john.segvich@bwen.com